Exhibit 10.16

AGREEMENT TO ASSIGN SPONSOR WARRANTS

February 2, 2018

Global Partner Acquisition Corp.

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Attention: Paul J. Zepf

E-mail: pzepf@globalpartnerac.com

Continental Stock Transfer & Trust Company

As Warrant Agent

17 Battery Place

New York, NY 10004

Attention: Compliance Department

Ladies and Gentlemen:

Reference is made to that certain warrant agreement (the “Warrant Agreement”) dated as of July 29, 2015, by and between Global Partner Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”, also referred to therein as the “Transfer Agent”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Warrant Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Global Partner Sponsor I LLC (“Sponsor”), the Company and the Warrant Agent hereby agree with the entities identified on Schedule A hereto (the “Assignees”) as follows:

1.	Subject to and effective with no further action by any party on the closing (the “Closing”) of the business combination pursuant to the Agreement and Plan of Merger dated as of November 2, 2017 by and among the Company, Purple Innovation, LLC and the other parties named therein (as amended, the “Merger Agreement”), the Sponsor hereby transfers and assigns to the Assignees all of its right, title and interest in and to the number of Private Placement Warrants (as defined in the Warrant Agreement) set forth opposite the names of the Assignees on Schedule A.

2.	Sponsor represents and warrants to each of the Assignees that the Private Placement Warrants that are being assigned pursuant to this letter agreement (this “Agreement”) are free and clear of any liens, claims or encumbrances of any nature whatsoever, other than as set forth in Section 7 of the Insider Letter (in the form of Exhibit 10.2 to the Registration Statement on Form S-1/A filed with the SEC on July 13, 2015), the terms of the Private Placement Warrants Purchase Agreement, dated as of June 11, 2015, by and between the Company and the Sponsor (the “Warrant Purchase Agreement”), and the Warrant Agreement.

3.	The parties hereto hereby agree that all references to “Sponsor” in the Warrant Agreement shall be deemed to refer to the Assignees and their Permitted Transferees.

4.	This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived to any particular provision, except by a written instrument executed by all parties hereto.

5.	No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and their respective successors and assigns.

6.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing. Notices to the Company or the Sponsor shall be sent to the address of the Company above, and notices to the Warrant Agent shall be sent to the address of the Warrant Agent above. Notices to the Assignees shall be sent to Coliseum Capital Management, LLC, 105 Rowayton Avenue, Rowayton, CT 06853.

7.	This Agreement shall terminate at such time, if any, as the Merger Agreement is terminated in accordance with its terms, and upon such termination this Agreement shall be null and void and of no effect whatsoever, and the parties hereto shall have not obligations under this Agreement.

[Signature page follows]

Please indicate your agreement to the foregoing by signing in the space provided below.

GLOBAL PARTNER SPONSOR I LLC

By:	/s/ Paul Zepf
Name:	Paul Zepf
Title:	Managing Member

GLOBAL PARTNER ACQUISITION CORP.

By:	/s/ Paul Zepf
Name:	Paul Zepf
Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY
As Warrant Agent

By:	/s/ Henry Farrell
Name:	Henry Farrell
Title:	Vice President

ACCEPTED AND AGREED:

ColISEUM CAPITAL partners, l.p.

by: coliseum capital, llc, its general partner

By:	/s/ Adam Gray
Name:	Adam Gray
Title:	Manager

BLACKWELL PARTNERS LLC – SERIES A

by: coliseum capital management, llc, attorney-in-fact

By:	/s/ Adam Gray
Name:	Adam Gray
Title:	Managing Member

COLISEUM CO-INVEST DEBT FUND, L.P.

by: coliseum capital, llc, ITS GENERAL PARTNER

By:	/s/ Adam Gray
Name:	Adam Gray
Title:	Manager

Schedule A

Name of Assignee:	Number of Warrants Assigned:

Sub Debt
Coliseum Capital Partners, L.P.	362,371
Coliseum Co-Invest Debt Fund, L.P.	2,000,000
Blackwell Partners LLC – Series A	137,629
Total	2,500,000
Subscription Agreement
Coliseum Capital Partners, L.P.	2,378,966
Blackwell Partners LLC – Series A	903,534
Total	3,282,500